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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DDi Corp. of our report dated March 11, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of DDi Corp. (Successor Company or Reorganized Company), which appears in DDi Corp.'s Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2004. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2005 relating to the financial statements and financial statement schedule of DDi Corp. (Predecessor Company), which appears in DDi Corp.'s Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

Orange County, California
September 26, 2005